UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025 (September 7, 2025)

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Empery Digital Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EMPD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Uncommitted Revolving Credit Agreement

On September 7, 2025, Empery Digital Inc., a corporation organized and existing under the laws of the state of Delaware (the “Company”) entered into an uncommitted revolving credit agreement (the “Credit Agreement”) with Galaxy Digital LLC, a limited liability company organized and existing under the laws of the state of Delaware, as lender (the “Lender”), pursuant to which the Company may borrow either United States dollars or digital currency in an aggregate notional amount not to exceed $75,000,000, on the terms and subject to the conditions set forth therein. The economic terms and maturity date, if any, of each borrowing will be agreed between the Company and the Lender at the time of each borrowing under the Credit Agreement.

The foregoing description of the Credit Agreement is not complete and is qualified in it its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Information.

On September 8, 2025, Empery Digital Inc. (the “Company”) issued a press release providing an update on repurchases by the Company under the Company’s stock repurchase program and announcing its entry into the Credit Agreement.

As previously announced, on July 25, 2025, the Company announced that its board of directors authorized a stock repurchase program such that the Company could repurchase up to $100 million of the Company’s outstanding shares of common stock, par value $0.00001 per share over a 24-month period. As of September 5, 2025, 1,626,007 shares of the Company’s common stock have been repurchased by the Company under the stock repurchase program at an average purchase price per share of $7.23 and approximately $88 million remains available for repurchase under this program.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Uncommitted Revolving Credit Agreement, dated September 7, 2025, by and between Empery Digital Inc. and Galaxy Digital LLC
99.1	Press Release, dated September 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empery Digital Inc.
(Registrant)

Date: September 8, 2025	/s/ Greg Endo
Greg Endo Chief Financial Officer

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